EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 23, 1995 incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1994, into the following previously filed Registration Statements:

           1. Form S-3      File Number 2-37010
           2. Form S-3      File Number 33-31148
           3. Form S-8      File Number 2-67125
           4. Form S-8      File Number 2-76755
           5. Form S-8      File Number 2-90255
           6. Form S-8      File Number 33-34043
           7. Form S-3      File Number 33-40309
           8. Form S-8      File Number 33-45952
           9. Form S-8      File Number 33-45953
          10. Form S-3      File Number 33-63996
          11. Form S-3      File Number 33-50553 and 33-50553-01




                                                        Arthur Andersen LLP





New York, N.Y.
March 27, 1995